UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2009

Commission File Number 0-27958

FLANDERS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	13-3368271
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

531 Flanders Filters Road, Washington, NC	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-8081

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 12, 2009, the Board of Directors (the “Board”) of Flanders Corporation (the “Company”) appointed Robert Amerson as a director of the Company, effective immediately. Mr. Amerson was previously the Chief Executive Officer of the Company and a member of the Board. Mr. Amerson will be a non-management member of the Board.

There is no arrangement or understanding between Mr. Amerson and any other persons or entities pursuant to which Mr. Amerson was appointed as a director of the Company. Amerson, 59, is currently a private investor and entrepreneur; he is the largest shareholder of the Company.

Upon his appointment to the Board, Mr. Amerson we became entitled to a pro-rated portion of the non-employee directors’ compensation. Mr. Amerson will not receive an initial option award upon his appointment due to his previous service on the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description

99.1	Press release entitled “Flanders Announces Addition to its Board of Directors”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 16, 2009	FLANDERS CORPORATION

	By:	/S/ JOHN OAKLEY
John Oakley
Chief Financial Officer

EXHIBIT INDEX

PRESS RELEASE

99.1    Press release dated November 16, 2009 entitled “Flanders Announces Addition to its Board of Directors”

/insert text/

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